                                                                   Exhibit 10.39


AGREEMENT made the 4th day of December 1998 BETWEEN the INDUSTRIAL DEVELOPMENT AGENCY (IRELAND) having its principal office at Wilton Park House, Wilton Place, Dublin 2 ("IDA") of the first part, LIONBRIDGE TECHNOLOGIES IRELAND having its registered office at ____________________ (the "Company") of the second part and LIONBRIDGE TECHNOLOGIES HOLDINGS INC. having its registered office at ________________________ (the "Promoters") of the third part.

WHEREAS:

A. The Company which is controlled by the Promoters has been carrying on at Blackrock, Co Dublin and is in the course of establishing and carrying on at Ballina, Co Mayo a service undertaking for the provision of localisation, support and testing services (the "Undertaking") in accordance with proposals furnished to IDA by the Promoters and has applied to IDA for financial assistance towards the cost of establishing the Undertaking which is intended to give employment to 100 persons;

B. The Company and the Promoters having made the necessary enquiries are satisfied and represent to IDA that to the best of their belief there will be available to the Undertaking the relevant resources required for its proper commercial establishment and efficient operation;

C. The Promoters have represented to IDA that the Undertaking will contribute to the development of the Irish economy.

NOW IT IS HEREBY WITNESSED that in consideration of the Company implementing the said proposals and carrying on the Undertaking in accordance with this Agreement, IDA agrees to grant to the Company:

(i) the sum of 1,000,000 Irish Pounds or the aggregate of 10,000 Irish Pounds for each job created in the Undertaking in accordance with Paragraph 7 of the Second Schedule hereto whichever is the lesser (the "Employment Grant");

(ii) the sum of 150,000 Irish Pounds or 33 1/3% of the actual expenditure on the provision of new machinery and equipment for the Undertaking (the "eligible assets") whichever is the lesser (the "Capital Grant");

(iii) the sum of 12,000 Irish Pounds or 20% of the annual rent payable for a period of four years for the premises rented for the Undertaking, whichever is the lesser (the "Rent Subsidy Grant");

(iv) the sum of 102,000 Irish Pounds or 100% of actual training costs whichever is the lesser (the "Training Grant").

The Employment Grant, the Capital Grant, the Rent Subsidy Grant and the Training Grant are hereinafter collectively referred to as the "grants" and are subject to the following terms and conditions including those contained in the Schedules hereto:

1.     DEVELOPMENT OF THE UNDERTAKING:

The development of the Undertaking and in particular the provision of employment shall be substantially in accordance with the particulars given in the said proposals.

2.     CONTROL OF THE COMPANY:

The controlling interest in the Company shall be held directly or indirectly by the Promoters unless otherwise agreed to in writing by IDA.

3.     PROVISION OF ELIGIBLE ASSETS:

The expenditure eligible for the capital grant and the provision of the eligible assets shall be as set forth in the First Schedule.

4.     PROMOTERS INVESTMENT:

The Company shall procure or provide for the purposes of the Undertaking:

4.1    Equity Equivalent of IR(pound)1,198,000

       For the purposes of this Agreement "Equity Equivalent" shall mean the total monies obtained by the Company as follows:

       1.1.1 cash received by the Company from the Promoters in consideration for the issue at par of fully paid-up Ordinary Shares in the Company; and/or

       1.1.2 retained earnings of the Company capitalised at par as fully paid-up Ordinary Shares in the Company; and/or

       1.1.3 retained earnings of the Company transferred to a special non-distributable reserve account which shall be maintained at the appropriate level for the duration of this Agreement; and/or

       1.1.4 loans from the Promoters on the following terms and conditions ("Subordinated Loans"):


              1.1.4.1 that no interest on such loans shall be paid by the Company except out of profits which would otherwise be available for dividend;

              1.1.4.2 that no such loans shall be repaid except out of profits of the Company which would otherwise be available for dividend or out of a new loan obtained on the same terms for this purpose, or out of the proceeds of a new issue at par of fully paid-up Ordinary Shares of the Company made for this purpose;

              1.1.4.3 that where any such loans are repaid out of profits, there shall be transferred out of profits which would otherwise have been available for dividend to a special non-distributable reserve account a sum equal to the amount of the loan repaid, and that there shall be no reduction in the amount of such special non-distributable reserve account during the term of this Agreement;

              1.1.4.4 that where any such loans are repaid out of a new loan obtained for this purpose, the new loan shall be subject to these conditions as if it were the original loan;

              1.1.4.5 that in the event of the winding up of the Company the amount of any such loans still outstanding shall be subordinated to the claims of the unsecured creditors of the Company;

         PROVIDED ALWAYS that not less than 25% of the Equity Equivalent shall be Ordinary Shares in the Company as specified at Clauses 4.1.1 and/or
         4.1.2 above and PROVIDED FURTHER that retained earnings utilised as Equity Equivalent as aforesaid shall not include any sum received in respect of the grants or derived from a revaluation of the fixed assets of the Company.

1.2 Such further sums, including working capital, as may be required for the Undertaking.

1.3 The total amount paid from the grants shall at no time exceed the total amount of Equity Equivalent of which at all times not less than 25% shall comprise an amount for issued Ordinary Shares in the Company as aforesaid.

5.     PLANNING PERMISSION AND PREVENTION OF POLLUTION:

The Company shall

5.1 obtain all relevant permissions prescribed by Local and/or National Authorities and shall comply with all requirements of such permissions and with all Building Regulations and Statutory requirements (if any) required for the Undertaking;

5.2 comply with all statutory requirements and other requirements which IDA reasonably considers to be necessary in relation to environmental controls and the prevention of pollution provided that they are no more onerous than applicable to similar businesses.

6.     GUARANTEES:

The Company shall not give a guarantee in respect of any borrowings other than borrowings for the purposes of the Undertaking.

7.     INSURANCE:

The Company shall:

7.1 keep all the assets insured to their full cost of reinstatement against loss or damage by fire and explosion;

7.2 obtain on commencement of production and in accordance with good commercial practice Consequential Loss Insurance to adequately indemnify the Company against losses and costs resulting from fire and explosion; and

7.3 make arrangements to ensure that IDA will be notified of any failure to renew the insurance specified at Clauses 7.1 and 7.2 hereof and also of any substantial change in such insurance.

8.     RESTORATION OF ELIGIBLE ASSETS:

If there should be damage to or loss of eligible assets including buildings under construction through fire or explosion or any other cause the insurance or other compensation received by the Company shall be used forthwith to restore to the reasonable satisfaction of IDA the property so damaged or lost and in the event of such compensation being insufficient for that purpose the Company shall make good the deficiency out of its own funds.

9.     NON-DISTRIBUTION OF THE GRANTS:

The Company shall not distribute by way of dividend on the share capital of the Company or otherwise any sum received in respect of the grants.

10.    ROYALTIES OR SIMILAR PAYMENTS:

The Company may only make royalty or similar payments on the following terms and conditions:

10.1 that to the extent that the said royalty and/or similar payments exceed 5% of the Company's net annual sales, such excess shall not be payable except out of profits of the Company which would otherwise be available for dividend; and

10.2 that in the event of the winding up of the Company the amount of any such excess accrued or accruing for payment but unpaid shall be subordinated to the claims of the unsecured creditors, including IDA, of the Company;

PROVIDED ALWAYS that the provisions of this Clause shall not apply to bona fide third party arm's length transactions.

11.    PAYMENT OF THE GRANTS:

11.1 The grants shall be paid subject to the following terms and conditions and the Company shall provide evidence satisfactory to IDA:

       11.1.1 that the Company has been properly incorporated and that its Memorandum and Articles of Association empower the Company to implement this Agreement;

       11.1.2 that the Company has obtained suitable premises for the Undertaking and has title acceptable to IDA to all land and buildings required for the Undertaking;

       11.1.3 that the Company is in compliance with all the terms and conditions of its property agreements, if any, with IDA;

       11.1.4 that the necessary arrangements have been made for the provision of all capital required for the Undertaking as specified at Clause 4 hereof;

       11.1.5 that all Planning Permissions as aforesaid have been obtained and complied with;

       11.1.6 that all requirements for control of the environment and prevention of pollution as aforesaid have been complied with;

       11.1.7   that insurance arrangements as aforesaid have been made;

       11.1.8 that the Company has obtained a tax number in the relevant tax district; that it is up to date in its tax affairs with the Revenue Commissioners and prior to payment from the grants it shall submit an up-to-date tax clearance certificate from the Revenue Commissioners;

       11.1.9 that all expenditure on the eligible assets has been necessarily incurred and paid and that value has been obtained therefor;

       11.1.10 that the Company has complied up-to-date with all the provisions of this Agreement;

11.2 That before any payment is made from the grants the Promoters shall submit Annual Audited Accounts for Lionbridge Technologies Inc. as at 31 December 1996 and Lionbridge Technology Holdings Inc. as at 31 December 1997.

11.3 Subject to compliance with all the relevant terms of this Agreement the grants shall be paid to the Company in accordance with the arrangements set forth in the Schedule applicable to the particular grant from which payment is sought.

12.    ACHIEVEMENT OF PROJECTED PERFORMANCE:

       SCHEDULE OF CAPITAL AND RENT SUBSIDY GRANT DRAWDOWN FOR THE UNDERTAKING

------------------------------ --------------- ----------------- ----------------- ---------------- -----------------
                                  Year 1           Year 2            Year 3           Year 4            Year 5
                                  Ending           Ending            Ending           Ending            Ending
         Period                 31.12.1998       31.12.1999        31.12.2000       31.12.2001        31.12.2002
------------------------------ --------------- ----------------- ----------------- ---------------- -----------------
Cumulative Jobs to be
created                              50               74               100               100              100
------------------------------ --------------- ----------------- ----------------- ---------------- -----------------
Maximum Cumulative Grant
Drawdown IR(pound)                162,000          174,000           186,000           198,000          198,000
------------------------------ --------------- ----------------- ----------------- ---------------- -----------------

Unless otherwise agreed to by IDA and notwithstanding any other provision in this Agreement:

1.1 The aggregate amount payable from the Capital and Rent Subsidy Grants in each period set out above shall not exceed the maximum amount specified for that period.

1.2 The maximum Capital and Rent Subsidy Grant drawdown in the period to the end of Year 1 shall be available subject to compliance with the provisions of this Agreement.

1.3 Subject to compliance as aforesaid, payment from the maximum cumulative Capital and Rent Subsidy Grant drawdowns in the periods to the end of Years 2, 3 and 4 respectively, shall be conditional upon the cumulative number of Jobs (as set out above) being created by the immediately preceding end of year; in the event of such number of Jobs not having been created by the relevant date no part of the Capital and Rent Subsidy Grant drawdown for the following year will be paid to the Company until such number of Relevant Jobs has been created.

1.4 On or after 31 December 2002 the Company and IDA shall review the development of the Undertaking to that date with particular reference to the creation of Jobs in the Company. Should the total number of jobs existing in the Company at the date of review be less than 100, unless otherwise agreed to by IDA and notwithstanding any other provision in this Agreement, all monies paid from the Capital and Rent Subsidy Grants on foot of this Agreement in excess of IR(pound)1,980 per Job multiplied by the number of Jobs existing in the Company at the date of review shall be repayable on demand to IDA by the Company (and in the event of default by the Company in making repayment shall be repayable on demand by the Promoters) within one month from date of demand. For the purposes of this Clause "Jobs" shall mean full-time permanent Jobs existing in the Company at the relevant date.

13.    FURNISHING OF INFORMATION:

13.1 The Company shall permit the officers and agents of IDA to inspect the eligible assets at all reasonable times on prior notice during the term of this Agreement and shall furnish to IDA promptly whenever required to do so by IDA all such information and documentary evidence as IDA may from time to time reasonably require to vouch compliance by the Company with any of the terms and conditions of this Agreement.

13.2 The Company and/or the Promoters shall submit Annual Audited Accounts satisfactory to IDA for the duration of this Agreement within nine months from the end of the relevant financial year.

14.    NOTICES:

14.1 The Certificate of an Officer of IDA certifying any decision of IDA taken or made hereunder shall be conclusive evidence of any such decision.

14.2 Any notice by IDA to the Company or the Promoters or vice versa under this Agreement shall be sent by registered post to the Registered Office of the party for whom it is intended.

14.3 The IDA shall use its best endeavours to send copies of all notices issued by it on foot of this Agreement to the Promoters at their address herein specified, but failure to do so shall not constitute a breach of this Agreement on its part.

15.    CONSENTS:

15.1 Circumstances requiring the consent, approval or permission of any party hereto shall be interpreted to mean that such consents, approvals or permissions shall not be unreasonably withheld. This provision shall not apply to the provisions of Clause 2 hereof and Paragraph 2 of the Third Schedule hereto.

15.2 Any variation or modification of any of the terms or conditions herein made at the request of or with the agreement of the Company and with the consent of IDA shall not in any way determine or prejudice the Promoters' liability hereunder PROVIDED that the financial amount of the Promoters' said liability shall not be increased without its express agreement in writing.

16.    TERMINATION OF AGREEMENT:

This Agreement shall terminate five years from the date of the last payment from _____ grants.

17.    CANCELLATION AND REVOCATION OF THE GRANTS:

IDA may stop payment of the grants and/or revoke and cancel or reduce the grants or so much thereof as shall not then have been actually paid to the Company if any one or more of the following events occur:

17.1 if there by any breach of the terms or conditions of Clause 2 hereof and/or Paragraph 2 of the Third Schedule hereto;

17.2 if the Company should to a material extent be in breach of any of the terms and conditions of this Agreement other than those specified in Clause 17.1 and having failed to establish to the reasonable satisfaction of IDA that such breach was due to force majeure shall not have rectified such breach within 45 days after written notice thereof has been served on the Company;

17.3 if an order is made or an effective resolution is passed for the winding up of the Company;

17.4 if a Receiver or an Examiner is appointed over any of the property of the Company or if a distress or execution is levied or served upon any of the property of the Company and is not paid off within 45 days;

17.5   if the Company should cease to carry on the Undertaking.

If the grants be revoked the Company and/or the Promoters shall repay to IDA on demand all sums received in respect of the grants and if the grants be reduced the Company and/or the Promoters shall repay to IDA on demand all sums received in excess of the amount of the reduced grants and in either case in default of such repayment such sums shall be recoverable by IDA from the Company and/or the Promoters as a joint and several simple contract debt.

18.    GOVERNING LAW:

This Agreement shall be governed by and be construed in accordance with the Laws of Ireland and the parties hereto expressly and irrevocably submit to the jurisdiction of the Irish Courts and the Promoters hereby irrevocably appoint the Company to be its attorney for the purpose of accepting service on its behalf of any notice, document or legal process with respect to the Promoter's obligations pursuant to the provisions of Clause 17 and/or Clause 12 hereof and service of any such document on such attorney shall be deemed for all purposes to be good service.

                                 FIRST SCHEDULE

                PROVISION OF ELIGIBLE ASSETS FOR THE UNDERTAKING

--------- ----------------------------------------- ---------------------------
1.        ELIGIBLE ASSETS                           ESTIMATED COSTS
                                                    IR(L)
--------- ----------------------------------------- ---------------------------
1.1       New Machinery and Equipment               450,000
--------- ----------------------------------------- ---------------------------

          Total                                     450,000
--------- ----------------------------------------- ---------------------------


2.     The Company shall:

2.1 Have obtained a Lease of suitable office premises for the Undertaking not later than 31 July 1998;

2.2 Purchase and have installed in a proper and workmanlike manner ready for operation in the said office premises all machinery and equipment suitable in all respects required for the Undertaking by 31 December 2000;

2.3    Have commenced business in the Undertaking by 31 March 1998.

                                 SECOND SCHEDULE

                 ADDITIONAL TERMS AND CONDITIONS RELATING TO THE
                                EMPLOYMENT GRANT

1. The Employment Grant shall be payable in respect of the total number of such jobs as are created in the Company (in accordance with paragraph 7 of this Schedule) provided such jobs are occupied by EU citizens who are subject to Irish taxation.

2. A job for the purposes of the Employment Grant shall be a permanent full time position in the Undertaking and shall be deemed to be created when a contract of employment has been signed and payment has been made to an employee in respect of work done in the job.

3. The Employment Grant in respect of each job created shall be paid in two moieties. The first moiety shall be payable when the job has been created and the second moiety shall be payable when permanent full-time employment in the job for a twelve month period has been completed.

4. Claims for payment of an instalment from the Employment Grant may be submitted monthly and shall be certified by the Company's Auditors in an agreed format.

5. The Company shall also submit details of the Undertakings employment history to date; this shall give such particulars as IDA may require in a format satisfactory to IDA.

6. IDA may at any time within five years from the date of payment of the first moiety of the Employment Grant in respect of any job revoke the Employment Grant paid in respect of that job if the job should become vacant and remain vacant for a period in excess of six calendar months.

7.

------------------------------------------- --------------------------- ----------------------- ---------------------
                                                     *Year 1                   Year 2                 Year 3
Job Description                                       Ending                   Ending                 Ending
                                                    31.12.1998               31.12.1999             31.12.2000
------------------------------------------- --------------------------- ----------------------- ---------------------
Management                                              1                         1                      1
------------------------------------------- --------------------------- ----------------------- ---------------------
Engineers                                               4                         6                      7
------------------------------------------- --------------------------- ----------------------- ---------------------
Supervisor (Test Team Readers)                          4                         6                      7
------------------------------------------- --------------------------- ----------------------- ---------------------
Test Engineers                                          40                        60                     84
------------------------------------------- --------------------------- ----------------------- ---------------------
Administration                                          1                         1                      1
------------------------------------------- --------------------------- ----------------------- ---------------------
TOTAL                                                   50                        74                    100
------------------------------------------- --------------------------- ----------------------- ---------------------


* Jobs created prior to 16 October 1997 will be deemed ineligible for grant assistance on foot of this Grant Agreement.

                                 THIRD SCHEDULE

                ADDITIONAL TERMS AND CONDITIONS ATTACHING TO THE
                                  CAPITAL GRANT



1.     PLACING OF CONTRACTS:

1.1 Subject to the specialised requirements of the Undertaking which shall have been notified to and approved in writing by IDA, the Company shall ensure in relation to the placing of contracts for the eligible assets that:

       1.1.1 Prior to appointment of Architects and/or Consultants, the Company will obtain the approval of IDA on the proposed composition of the Design Team for the implementation of the Undertaking;

       1.1.2 Before tenders are invited on building works and services the Company will consult with the Construction Advisory Unit of IDA;

       1.1.3 A minimum of three competitive quotations is sought and that none but the lowest is accepted without the prior written consent of IDA;

       1.1.4 No arrangements are made for the direct hire of labour in the construction of the said office buildings, building services and facilities except with the prior written consent of IDA.


1.2 In the placing of contracts for the construction of the said office buildings, building services and facilities any contractors appointed by the Company in the aforesaid construction shall at the date of such appointment possess an up-to-date tax clearance certificate or a current C2 certificate from the Revenue Of Commissioners. The Company shall retain copies of such certificates for inspection by IDA as evidence of compliance with this sub-paragraph.

2.     ALIENATION OF ASSETS:

The Company shall not alienate, assign, part with the possession of or otherwise dispose of or remove (save for purpose of normal repair, renewal, replacement or substitution) or mortgage or charge (except for the purpose of securing finance for the Undertaking) the eligible assets or any part thereof without the prior written consent of IDA. The provisions of this Agreement shall apply also to assets which are substituted for eligible assets.

3.     USE OF ELIGIBLE ASSETS:

The Company shall not without the prior written consent of IDA use or permit the use of the eligible assets or any part thereof except for the purposes of the Undertaking.

12.    PAYMENT OF CAPITAL GRANT:

Subject to compliance by the Company with the terms and conditions of this Agreement the Capital Grant shall be paid to the Company in instalments of 33 1/3% of each sum of IR(pound)50,000 or more expended by the Company on the provision of eligible assets when installed and commissioned in the premises as aforesaid PROVIDED ALWAYS that all such expenditure shall be vouched and examined in such manner as IDA may reasonably require.

                                 FOURTH SCHEDULE

                   ADDITIONAL TERMS AND CONDITIONS ATTACHED TO
                             THE RENT SUBSIDY GRANT

1. The Company shall furnish to IDA a copy, certified by the Lessor to be a true copy, of the Lease of any premises in respect of which payment is sought from the Rent Subsidy Grant.

2.     The terms and conditions of any such Lease shall be satisfactory to IDA.

3. The Rent Subsidy Grant shall be payable in instalments related to the rent instalments paid by the Company in accordance with the Lease and which have been vouched in such manner as IDA may require.

4. The Company shall notify and verify in such manner as IDA may require any changes made from time to time in the terms of any such Lease.

5. Any premises in respect of which a payment is made from the Rent Subsidy Grant shall be used solely for the purposes of the Undertaking unless otherwise agreed to in writing by IDA.

6. The Company shall procure that the said premises are kept insured against the insured risks as defined in the Lease and shall furnish to IDA before any part of the Rent Subsidy Grant is paid and whenever required to do so thereafter evidence in writing that the said insurance has been so arranged.

7. The Company will procure that in the event of the premises being destroyed or damaged by any of the insured risks as defined in the said Lease the insurance monies or any other compensation monies received by the Lessee or Lessor of the said premises shall be used forthwith to restore in full and to the satisfaction of IDA the property so damaged or lost or alternatively will arrange to occupy suitable equivalent accommodation for the remaining period of this Agreement.

8. The Company shall not alienate, assign, sub-let or part with the possession of any premises in respect of which a payment is made from the Rent Subsidy Grant or any part thereof or grant any rights in respect thereof without the prior consent in writing of IDA and will continue to occupy premises suitable for the Undertaking.

                                 FIFTH SCHEDULE

         ADDITIONAL TERMS AND CONDITIONS RELATING TO THE TRAINING GRANT

1. Before payments from the Training Grant commence an agreed detailed Training Programme shall be agreed and signed by the Company, FAS and IDA (the "Training Programme").

2. The training shall be carried out and the grant shall be paid in accordance with the Training Programme.

3. The Company shall permit FAS at all reasonable time to inspect the progress of the training and to have access to the Company's records of the training and will have due regard to the recommendation of FAS concerning the training.

4. IDA shall be satisfied upon the advice of FAS that the training has been satisfactory.

5. All claims for payment out of the Training Grant shall be made on a quarterly basis and in respect of expenditure on the training incurred in any particular calendar year shall be furnished to IDA not later than 31 January of the following year. In the event of any claim not being received by IDA within the aforesaid time limit, IDA shall be entitled to cancel that portion of the grant otherwise payable in respect of such claim by an amount up to 75%. The Training Grant shall be reduced by the amount of such reductions and/or cancellations.

6. The Company shall notify IDA before 30 September in any year of the amount it will be seeking by way of payment from the Training Grant in the following and subsequent calendar years.

7. All claims for payment of an instalment from the Training Grant shall be certified by the Company's Auditors and the certificate shall be supported with the details of the trainees and the actual training carried out such details to be specified in the claim Form specified by IDA in relation to the period for which the claim is being made.

8. Upon 80% of the approved grant being paid, the Company and FAS shall review the progress of the Training Programme and payment of the balance of the training grant shall be subject to FAS being satisfied that the Training Programme has been undertaken satisfactorily and will be completed in a satisfactory manner.

9. The Training Grant shall not be repayable in the event of revocation of the grants in accordance with Clause 17 of the Agreement.

IN WITNESS WHEREOF the parties hereto have affixed their respective seals the day and year first herein written.

PRESENT when the Seal of the
INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)
was affixed hereto:

                                            [ILLEGIBLE]
                                            ------------------------------------
                                            AUTHORISED OFFICER


                                            [ILLEGIBLE]
                                            ------------------------------------
                                            AUTHORISED OFFICER


PRESENT when the Seal of
LIONBRIDGE TECHNOLOGIES IRELAND was affixed hereto:

                                            [RORY J. COWAN]
                                            ------------------------------------
                                            Director


                                            [DEIRDRE ATTRIDGE]
                                            ------------------------------------
                                            Director


PRESENT when the Seal of
LIONBRIDGE TECHNOLOGIES HOLDINGS INC.
was affixed hereto:

                                            [RORY J. COWAN]
                                            ------------------------------------
                                            Director


                                            [PAUL KAVANAGH]
                                            ------------------------------------
                                            Director

                                         Dated the 4th day of December 1998


                                         INDUSTRIAL DEVELOPMENT AGENCY
                                         (IRELAND)


                                         First Part


                                         LIONBRIDGE TECHNOLOGIES IRELAND


                                         Second Part


                                         - and -


                                         LIONBRIDGE TECHNOLOGIES HOLDINGS INC.

                                         Third Part



                                         ---------------------------------------

                                                      GRANT AGREEMENT


                                         ---------------------------------------

                                         Industrial Development Agency (Ireland)
                                         Wilton Park House
                                         Wilton Place
                                         DUBLIN 2